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                                                                   EXHIBIT 10.34



                            DATED                        1998




                             USC HOLDING UK LIMITED




                                     - and -




                                  MR DAVID FORD



                                SERVICE AGREEMENT

                                BERWIN LEIGHTON

                  Adelaide House London Bridge London EC4R 9HA
                   Telephone 0171 623 3144 Fax 0171 623 4416









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DATED

PARTIES


1             Company                    USC HOLDING UK LIMITED (company
                                         no 3209772) whose registered office is
                                         at Apexes Works, Scotts Road, Southall,
                                         Middlesex UB2 5DM

2             Executive                  DAVID FORD of Kilreague, Tivoli Road,
                                         Cheltenham, Glos GL50 2TD
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OPERATIVE PROVISIONS

1        DEFINITIONS AND INTERPRETATION

1.1      Unless the contrary intention appears, the following definitions apply:




         associated company                                (a)   a  company   whose   equity   share
                                                                 capital (as defined by section 744
                                                                 of the Companies Act 1985) is, as to
                                                                 20% or more but less than 50%,
                                                                 beneficially owned by one or more
                                                                 Group Company; and

                                                           (b)   a  subsidiary  of a company  within
                                                                 (a) above;

         Bonus                                              the  Executive's  bonus  arrangements as set
                                                            out in clause 3.2;

         Commencement Date                                  24 November 1997;

                                                           (a)  trade  secrets,   customer   lists,
         Confidential Information                               trading     details     or    other
                                                                information   of   a   confidential
                                                                nature  relating to a Group



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


                                                                Company (including   without  limitation
                                                                details of  activities,  businesses
                                                                or finances of a Group Company);

                                                           (b)  any  other  information  designated
                                                                by    any    Group    Company    as
                                                                confidential; and

                                                           (c)  any information in relation  to which
                                                                any Group Company owes a duty of
                                                                confidentiality to any third party;

           Group                                           the  Company,  any  holding  company  of the
                                                           Company and  subsidiaries  of the Company or
                                                           of  any   such   holding   company   and  an
                                                           associated company of any of them;

           Group Company                                   a member of the Group;

           holding company and subsidiary                  the  same   meanings   as  in  section   736
                                                           Companies Act 1985;

           Intellectual Property                           includes   letters   patent,   trade  marks,
                                                           service  marks,  designs,   utility  models,
                                                           copyrights,  design rights, applications for
                                                           registration  of any of  the  foregoing  and
                                                           the  right to apply  for them in any part of
                                                           the   world,   moral   rights,   inventions,
                                                           confidential   information,   know-how,  and
                                                           rights  of  a  similar   nature  arising  or
                                                           subsisting   anywhere   in  the   world   in
                                                           relation  to all of the  foregoing,  whether
                                                           registered or
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

                                                           unregistered;

           President                                       the  President and Chief  Executive  Officer
                                                           of United  States Can Company,  from time to
                                                           time;

           Recognised Investment Exchange                  the same  meaning as in  section  207 of the
                                                           Financial Services Act 1986;

           Review Date                                     each anniversary of the Commencement Date;

           Salary                                          the  salary  referred  to at  clause 3.1  as
                                                           varied from time to time: and
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1.2        No period of employment with a previous employer shall count towards the Executive's period of continuous employment which, for the purposes of the Employment Protection Rights Act 1996 shall begin on the Commencement Date.

1.3 The headings in this agreement are for convenience only and do not affect its construction or interpretation.

1.4 References to an enactment are construed as extending to an amendment or re-enactment and to any previous enactment which is consolidated in the enactment (as amended or re-enacted) and to any regulation or order made under any of them.

1.5 Words denoting the singular include the plural and vice versa; and words denoting any gender include all genders.

2          JOB TITLE AND DUTIES

2.1 The Company shall employ the Executive and the Executive shall serve as Senior Vice President International of the United States Can Company and President of its European Operations. The Executive will report directly to the President. The Executive will serve on the Executive Committee of the United States Can Company.

2.2        The Executive shall during his employment under this agreement:


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2.2.1      perform such duties and exercise such powers as the President may from time to time reasonably assign to him and such duties and powers may relate or concern the business of any Group Company including serving on the board of directors or other executive body or committee or board of trustees of or relating to such Group Company as may be required from time to time by the President;

2.2.2 well and faithfully serve the Group Companies and use his utmost endeavours to promote their interests;

2.2.3 give to the President such information regarding the affairs of Group Companies as it requires; and

2.2.4      at all times conform to the reasonable directions of the President.

2.3 The Executive shall during his employment under this agreement devote himself exclusively to the performance of his duties during normal working hours at his place of employment and at all other times necessary for the proper performance of his duties, unless prevented by ill health from doing so.

2.4 The Executive shall not directly or indirectly enter into, or be concerned or interested in, any trade, business or occupation other than the business of the Group except:

2.4.1 with the prior written consent of the President, but consent may be given subject to any terms or conditions which the President requires, a breach of which shall be deemed to be a breach of the terms of this agreement; or

2.4.2 as a holder of not more than 3% of any class of shares, debentures or other securities in a company which is listed or dealt in on a Recognised Investment Exchange.

2.5 The Executive's place of employment shall be at Southall. The Executive may be required, on not less than 3 months' notice, to be permanently employed at any other place within the United Kingdom. In the event that the Company exercises its right to require the Executive to be permanently employed at another place, the relocation arrangements under clause 3.7 will apply. The Executive may be required to travel on the business of a Group Company.


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2.6        The Company may suspend the Executive for not more than 30 days on full pay for the purpose of investigating the substance of any disciplinary matter involving the Executive and holding a disciplinary hearing.

3          REMUNERATION

3.1        SALARY

3.1.1 The Executive's Salary shall be (pound)220,000 per annum which shall accrue from day to day and be payable in arrears by equal monthly instalments not later than the last day of every month. The Salary shall be inclusive of any director's fees payable to him under the articles of association of a Group Company.

3.1.2 The Executive's Salary shall be reviewed by the Compensation Committee of the Board of Directors United States Can Company on the Review Date and may be increased at its discretion.

3.1.3 The Company may both during this agreement and on termination deduct from the Salary any sum due from the Executive to the Company including but not limited to any outstanding loans, advances, excess holiday, over payments and any amount stated to be payable by the Executive to the Company in any court or tribunal judgment or award.

3.2        BONUS

           The Executive shall be eligible to participate in such annual incentive scheme as shall be implemented in relation to employees of the Executive's status from year to year under which he shall be entitled to receive a bonus of up to 50% of Salary.

3.3        PENSION SCHEME

3.3.1 The Company shall procure that pension arrangements are put into place as soon as reasonably practicable but in any event no later than 5 April 1998, under which the Executive shall have an entitlement which is no less beneficial to the Executive than the entitlement he received from his previous membership of the Carnaud Metal Box Senior Executive Pension Plan.

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3.3.2      The Company shall instruct professional advisers to provide advice to the Executive concerning the implementation of these pension arrangements and the Company shall be responsible for the professional adviser's fees in relation to the provision of such advice.

3.4        INSURANCE BENEFITS

           The Executive shall be entitled to participate at the Company's expense in the Company's life assurance scheme (to provide a payment in the event of the Executive's death of four times Salary), the United States Can Company's Long Term Disability Insurance Benefit Plan (in relation to which the minimum service requirement shall be waived) and for himself, his spouse and his children under 21 years in the Company's private medical insurance scheme.

3.5        COMPANY CAR

3.5.1 The Company shall supply the Executive with a BMW 535 car (or equivalent car) for his use in the performance of his duties. The Company shall pay all running costs of the car including insurance and maintenance including petrol consumed in private use.

3.5.2 The Executive shall take good care of the company car and ensure that the provisions and conditions of any insurance policy relating to it are observed and shall comply with all other requirements of the Company's policy from time to time for the provision of cars to employees.

3.6        MOBILE PHONE

           The Company shall supply the Executive with a mobile phone and the Company shall pay for costs incurred in the Executive's use of the phone.

3.7        RELOCATION

3.7.1 For as long as the Executive continues to own the property at Kilreague, Tivoli Road, Cheltenham, Glos and the Executive shall have not have relocated to an address nearer to his place of work, the Company will meet the cost of renting a

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           furnished  apartment that the Company shall reasonably deem to be suitable for the Executive's purposes.

3.7.2 In the event that the Executive shall purchase a property nearer to his place of work then the Company shall reimburse the Executive the reasonable solicitor's fees, surveyor's fees, land registry fees, stamp duty and removal costs involved in relocating to the new property and a disturbance allowance of 16 2/3 per cent of the Salary. Further, the Executive's entitlement to the cost of the rented apartment under clause 3.7.1 shall cease.

3.8        EXPENSES

           The Company shall by way of reimbursement pay or procure to be paid to the Executive all reasonable expenses wholly, exclusively and necessarily incurred by him in the performance of his duties under this agreement on production of appropriate vouchers or receipts.

3.9        OTHER BENEFITS

           Any benefits provided by the Company to the Executive or his family which are not expressly referred to in this agreement shall be regarded as ex-gratia and at the entire discretion of the Company and shall not form part of the Executive's contract of employment.

4          TERM OF EMPLOYMENT

4.1 The Company shall employ the Executive and the Executive shall serve the Company as from the Commencement Date until expiration of not less than 24 months prior notice given by the Company to the Executive or not less than 12 months prior notice given by the Executive to the Company.

4.2 The Executive's employment under this agreement shall terminate automatically on the last day of the month in which the Executive shall attain the Company's retirement age from time to time. This is currently 65 years.

4.3 If this agreement is terminated on notice the Company may require the Executive to cease to perform his duties under this agreement and not to attend at the



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           Company's premises during the notice period or any part of the notice period as the Company determines. During this period the Company shall continue to pay the Executive the Salary and other benefits to which he has an entitlement under this agreement and the Executive, who shall remain in employment, shall continue to be bound by all obligations owed to the Company under this agreement.

4.4 In the event that the Company shall wrongfully dismiss the Executive the Company agrees to transfer to the Executive the ownership of the Company car that the Executive shall at that time have the benefit of pursuant to clause 3.5 of this agreement. The Executive agrees to accept such transfer in full and final settlement of any claim that he may have against the Company in relation to the loss of the use of the car.

4.5 The Company agrees that in the event the Executive's employment under this agreement is terminated by reason of redundancy the Company shall make a payment to the Executive, in addition to any other payment under this agreement, equal to two times the Executive's entitlement to statutory redundancy pay (to include the Executive's entitlement to statutory redundancy pay).

5          HOLIDAYS

           The Executive shall (in addition to the usual public and bank holidays) be entitled to 25 working days' holiday in each calendar year to be taken at times convenient to the Company. During the first and last calendar years of the Executive's employment the Executive shall be entitled to a pro rata proportion of his annual holiday entitlement. The Executive may not carry over accrued holiday entitlement from one calendar year to the next without the written consent of the President. On termination of this agreement (except under clause 7 below) the Company shall make a payment in lieu of any holiday entitlement not taken and may deduct from the final payment of Salary for holiday taken in excess of the Executive's entitlement.

6          INCAPACITY

6.1 The Executive shall be entitled to statutory sick pay in relation to periods of absence due to illness, accident or other incapacity. The Executive shall, solely in



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           the President's discretion, during any such period of absence, continue to receive any remuneration in excess of statutory sick pay.

6.2 If the Executive is at any time prevented by illness, accident or other incapacity from performing his duties for a period of 30 consecutive working days, the Company may appoint a temporary replacement to undertake all or some of his duties during any further period in which he is prevented from performing his duties.

6.3 For the purposes of this clause 6 a working day shall be Monday to Friday inclusive.

6.4 If required by the President the Executive shall, at the expense of the Company, undergo a medical examination by such medical practitioner as the President nominates. The Executive shall authorise the medical practitioner to disclose to and discuss with the President the results of the examination.

7          SUMMARY TERMINATION OF EMPLOYMENT

7.1 The employment of the Executive may be terminated by the Company without notice or payment in lieu of notice if the Executive:

7.1.1 commits an act of gross misconduct or of gross neglect or a material or repeated breach of an obligation in this agreement, or is guilty of conduct tending to bring himself or any Group Company into disrepute; or

7.1.2 has an interim receiving order made against him, becomes bankrupt or makes a composition or enters into any deed of arrangement with his creditors; or

7.1.3 is convicted of an arrestable criminal offence (other than an offence under road traffic legislation for which a fine or non-custodial penalty is imposed); or

7.1.4 is convicted of an offence under the Part V of the Criminal Justice Act 1993 or under any other statutory enactment or regulations relating to insider dealing; or

7.1.5 resigns as a director of any Group Company otherwise than at the request of the President; or



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7.1.6      is disqualified from being a director of a company by reason of an order made by a competent court.

7.2 The termination by the Company of the appointment shall be without prejudice to any claim which the Company may have for damages arising from breach of this agreement by the Executive.

8          EXECUTIVE'S OBLIGATIONS ON TERMINATION

           Upon the termination of this agreement or in the event of the Executive serving on the Company notice to terminate his employment or in the event of the Company requesting the Executive to cease performing or exercising any or all of his duties pursuant to clause 4.3:

8.1 the Executive shall at the request of the President immediately resign all his directorships in the Group without claim for compensation and in the event of his failure to do so any director or the secretary of the Company may, in his name and on his behalf, sign and deliver the resignations to the appropriate Group Company;

8.2 the Executive shall immediately deliver to the Company all records, documents, accounts, letters and papers within his possession or under his control relating to the affairs and business of any Group Company and any other property belonging to a Group Company.

9          INVENTIONS

9.1 In accordance with the provisions of the Patents Act 1977, the Registered Designs Act 1949 and the Copyright, Designs and Patents Act 1988, if in the course of his employment under this agreement the Executive makes or discovers, or participates in the making or discovery of, Intellectual Property relating to or capable of being used in the business carried on by a Group Company, full details of the Intellectual Property shall immediately be communicated by him to the Company and shall be the absolute property of the Company. At the request and expense of the Company the Executive shall give and supply all such information, data, drawings and assistance as is requisite to enable the Company to exploit the Intellectual Property to the best advantage. If so requested, the Executive shall, at the Company's



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           expense but without receiving payment, execute all documents and do all things necessary to vest the title to the invention, design or discovery in the Company. The Executive irrevocably appoints the Company to be his attorney and in his name and on his behalf to execute any documents and generally to act and to use his name for the purpose of giving to the Company (or its nominee) the full benefit this clause. A certificate in writing signed by a director or the secretary of the Company that an instrument or act falls within the authority conferred by this clause shall be conclusive evidence in favour of a third party that it is the case.

9.2 If the Executive makes or discovers or participates in the making or discovery of any Property during his employment under this agreement but which is not the property of the Company under clause 9.1, the Company shall, subject only to the provisions of the Patents Act 1977, have the right to acquire for itself or its nominee the Executive's rights in the Intellectual Property within 3 months after disclosure under clause 9.1 on fair and reasonable terms to be agreed or settled by a single arbitrator.

9.3 The Executive waives all of his moral rights as defined in the Copyright, Designs and Patents Act 1988 in relation to the Intellectual Property which is the property of the Company by virtue of clause 9.1.

9.4 Rights and obligations under this clause shall continue in force after termination of this agreement in respect of Intellectual Property made or discovered during the Executive's employment under this agreement and shall be binding upon his representatives.

10         CONFIDENTIALITY

10.1 The Executive shall not (except in the proper course of his duties) during the period of employment under this agreement or subsequently, without the prior consent in writing of the President, divulge to any person or otherwise make use of Confidential Information and shall, during the period of this agreement, use his best endeavours to prevent the publication or disclosure of any Confidential Information.



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10.2       Confidential Information which is made or received by the Executive during this agreement shall be the property of the Company and all such property and copies thereof and any other property of the Group shall be surrendered by the Executive to the Company at the termination of this agreement (howsoever occasioned) or at the request of the President at any time during the course of his employment.

11         DISCIPLINE AND GRIEVANCES

11.1 The Company's discipline and grievance procedures as set out below do not form part of the Executive's terms and conditions of employment and afford him no legal rights.

11.2 The Executive shall promptly comply with all reasonable orders and directions given to him by the President and with any orders or regulations in force at his place of employment.

11.3 If the Executive is dissatisfied with any disciplinary decision relating to him, or has any other grievance about his employment, he should apply in writing to the President whose decision shall be final.

12         NOTICES

           All communications between the parties with respect to any of the provisions of this agreement shall be sent to the addresses set out in this agreement, or to such other addresses as may be notified by the parties for the purpose of this clause, by pre-paid registered or recorded delivery post or by facsimile transmission or other electronic means of written communication with confirmation by letter given by the close of business on the next following business day. Any communication to the Company must be marked "For the attention of the Company Secretary".

12.1 Communications which are sent or despatched as set out below shall be deemed to have been received by the addressee as follows:

12.1.1     by post - 2 business days after despatch;

12.1.2 by facsimile transmission or other electronic means of written communication - on the business day next following the day on which the communication was sent.



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12.2       In proving service by post it shall be necessary only to prove that the communication was contained in an envelope which was duly addressed, stamped and posted by registered or recorded delivery post. In proving service by facsimile transmission or other electronic means of written communication, proof of service will be accepted on proof of posting of the confirmatory letter.

12.3 For the purpose this clause a "business day" means a day on which the clearing banks in the City of London are open for business and "close of business" means 18.00 hours.

13         GENERAL

13.1 This agreement shall take effect as from the Commencement Date, from which date all other agreements or arrangements, whether written or oral, express or implied, between the Executive and any member of the Group relating to the services or employment of the Executive shall be deemed to have been cancelled.

13.2 The expiration or determination of this agreement shall not affect those terms which are expressed to operate or have effect after its termination and shall be without prejudice to any right of action already accrued to either party in respect of a breach of this agreement by the other party.

14         LAWS

           The construction, validity and performance of this agreement shall be governed by the laws of England.

Delivered as deed on the date of this agreement

EXECUTED by USC HOLDING UK LIMITED        )  /S/ WILLIAM J. SMITH
as a deed                                 )


                                          [SIG]
                                          Director
                                          Director/Secretary

                                          [SIG]
SIGNED by  DAVID FORD                     )  /S/ DAVID FORD
as a deed in the presence of:             )
/s/ DAVID FORD



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